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                                                                     EXHIBIT 5.1


                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              ONE NEW YORK PLAZA
                        NEW YORK, NEW YORK  10004-1980
                                 212-859-8000
                               FAX 212-859-4000


                                                           WRITER'S DIRECT LINE

                                                               212-859-8280
October 30, 1998                                           (FAX:  212-859-8586)

Countrywide Credit Industries, Inc.
Countrywide Home Loans, Inc.
4500 Park Granada
Calabasa, CA  91302

Ladies and Gentlemen:

          We are acting as special counsel to Countrywide Credit Industries, Inc., a Delaware corporation (the "Guarantor"), and its wholly-owned subsidiary, Countrywide Home Loans, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of up to U.S. $3,000,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies, currency units or composite currencies of debt securities of the Company (the "Debt Securities"), which are to be guaranteed as to payment of principal, premium, if any, and interest by the Guarantor (the "Guarantees") and which are to be issued pursuant to the Indenture, dated as of January 1, 1992, as supplemented by Supplemental Indenture No. 1 thereto, dated as of June 15, 1995, in each case among the Company, the Guarantor and The Bank of New York, as trustee (the "Trustee") (as so supplemented, the "Indenture"). All capitalized terms used herein that are defined in, or by reference in, the Registration Statement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company
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and the Guarantor, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and the Guarantor as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Indenture.

          In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company, the Guarantor and others and assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.

          To the extent it may be relevant to the opinion expressed below, we have assumed that the Trustee has the power and authority to enter into and perform the Indenture and to consummate the transactions contemplated thereby, that Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms, and that the Trustee will comply with all of its obligations under the Indenture and all laws applicable thereto.

          Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that when the Registration Statement has become effective, the terms of the Debt Securities and their issue and sale and the related Guarantees have been duly established in conformity with the Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company or the Guarantor, the Guarantees have been endorsed on the Debt Securities and executed in accordance with the terms of the Indenture and the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company and the Guarantees will constitute valid and binding obligations of the Guarantor.

          We express no opinion as to the enforceability of any provision of the Indenture specifying that provisions thereof may be waived only in writing, to

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the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Indentures.

          The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

          We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Debt Securities, the Indenture or the Guarantees providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law. In this connection, we note that, as of the date of this opinion, in the case of a Debt Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Debt Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinion expressed herein, the General Corporation Law of the State of Delaware, as currently in effect. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to this firm under the captions "Validity of Securities" in the Prospectus and "Validity of Securities" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                               Very truly yours,

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                    By: /s/ Kenneth R. Blackman
                        ------------------------------
                        Kenneth R. Blackman

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